CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              HEALTH RESEARCH, LTD.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOV 02 1999
NO. C15830-96
DEAN HELLER
SECRETARY OF STATE


The undersigned, being the President and the Secretary of Health Research, Ltd., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and Shareholders at a meeting held on October 25, 1999, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLE FOUR of the original Articles of Incorporation filed on the 26th day of July 1996 herein is amended to include as follows:

"The Corporation declare a 400 new shares for 1 existing share forward stock split to be effective October 31, 1999."

The undersigned hereby certify that they have on this day October 25, 1999 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                              /s/  SHIRLEY BETHURUM
                                                   ---------------------------
                                                   Shirley Bethurum, President


                                              /s/  SHIRLEY BETHURUM
                                                   ---------------------------
                                                   Shirley Bethurum, Secretary